Exhibit 99.1

Omnicell, Inc. to Acquire MTS Medication Technologies, Inc. to Create a

Leader in Medication Management Across the Healthcare Continuum

Omnicell to Acquire a Leader in Medication Adherence Solutions for Long-Term Care and

International Retail Markets in $156 Million Transaction

MOUNTAIN VIEW, Calif., — May 2, 2012 — Omnicell, Inc., (NASDAQ:OMCL) a leading provider of medication and supply management solutions to healthcare systems, today announced that it has signed an agreement to acquire MTS Medication Technologies, Inc., a worldwide provider of medication adherence packaging systems, for $156 million, subject to certain adjustments, in a cash transaction. The combination of Omnicell and MTS will create a comprehensive automated medication management offering across the acute and non-acute continuum of patient care.

The acquisition of MTS Medication Technologies will be discussed during the Omnicell First Quarter 2012 earnings results conference call, today at 2:00 p.m. PDT. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 72808077. Internet users can access the conference call at http://ir.omnicell.com/events.cfm.

“The technology and services brought together by Omnicell’s acquisition of MTS Medication Technologies creates a company uniquely aligned with the evolving direction of the healthcare market,” said Randall Lipps, chairman, president and CEO of Omnicell. “MTS provides us with a new avenue into providing long-term care solutions, through automated medication adherence packaging equipment and consumables that help healthcare professionals, patients and caregivers manage adherence to prescribed medication regimens.”

Health systems and long-term care organizations see medication adherence as a key requirement for closing the medication loop and delivering better clinical outcomes and financial results. Non-adherence is a costly, critical problem creating up to $290 billion in extra costs annually1, resulting in approximately 125,000 deaths per year2. The Centers for Medicare & Medicaid Services (CMS) estimates that 11 percent of all hospital admissions are related to this issue.3

Healthcare organizations increasingly are responsible for the health of patients across the continuum of care as payers move away from episode-based reimbursement. Medication management solutions that provide consistent improvement in cost and quality will be attractive to the emerging Accountable Care Organizations and broader healthcare entities that are paid on clinical outcomes. The combination of Omnicell and MTS Medication Technologies will establish a company that can provide medication management across that broader continuum of care.

With a complementary portfolio of products and services, a broader international reach that includes retail pharmacies, and decades of experience in innovative medication and supply automation, the combined company created by this acquisition is expected to have an expanded presence in healthcare provider networks.

“I can say the whole MTS management team is looking forward to this opportunity,” said Bill Shields, president of MTS Medication Technologies. “With MTS’s dedication to helping the healthcare industry overcome the problem of medication non-adherence, joining forces with Omnicell gives us all an opportunity to reach new heights. We share the same vision and commitment to the highest customer service and we are both expanding our presence in medication management.  Also, Omnicell’s acute care customer relationships and capital equipment experience opens up opportunities we’ve not had before at MTS.”

“We are thrilled to soon be able to welcome MTS, its employees and customers into the Omnicell family,” added Mr. Lipps. “Together, I believe our combined company will have an unmatched capability to provide medication management solutions across the full spectrum of the healthcare market. In addition, MTS has a significant presence outside the U.S., which nicely complements our own international expansion strategies. We expect this acquisition to lead to continued success as Omnicell strengthens its position as the partner of choice to improve patient safety, clinical outcomes and the economics of health care delivery.”

Transaction Highlights

Omnicell will acquire MTS Medication Technologies for $156 million, subject to certain adjustments, in an all cash transaction. The completion of the transaction is subject to Hart-Scott-Rodino antitrust review and the satisfaction of other customary closing conditions. Omnicell expects the acquisition to close in late second quarter or third quarter.

MTS recorded approximately $75 million of revenue (unaudited) and approximately $12 million of EBITDA in the last fiscal year ended March 31, 2012. Omnicell expects the acquisition to be accretive in 2012, excluding amortization of intangible and tangible acquisition related costs. For 2013, with a full year of combined results, Omnicell anticipates non-GAAP EPS accretion of approximately $0.15-0.17 per share excluding amortization of intangible acquisition related costs.

Omnicell’s financial advisor in this transaction was Stifel Nicolaus Weisel and Cooley LLP acted as legal counsel. MTS was advised by William Blair & Company as financial advisor and Hogan Lovells as legal counsel.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of automation and business information solutions enabling hospitals and healthcare systems to streamline the medication administration process and manage costly medical supplies for increased operational efficiency and enhanced patient safety. Through seamless integration with a hospital’s existing IT infrastructure, Omnicell solutions empower healthcare facilities to achieve comprehensive automation of medication and supply management from the arrival at the loading dock to the patient’s bedside. Omnicell also provides healthcare facilities with business analytics software designed to improve medication diversion detection and regulatory compliance.

Since 1992, more than 2,500 hospital customers worldwide have relied on Omnicell’s medication automation, supply chain, and hospital analytics solutions to increase patient safety, improve efficiency and address changing healthcare regulations while providing effective control of costs, charge capture for payer reimbursement and inventory management of medications and supplies.

For more information about Omnicell, please visit www.omnicell.com

About MTS Medication Technologies

MTS Medication Technologies is headquartered in St. Petersburg, FL (USA). Founded in 1984 by a practicing pharmacist, MTS has grown into an international provider of medication adherence packaging systems designed to improve medication dispensing and administration. MTS understands the importance to pharmacies of maintaining high accuracy and quality standards while optimizing productivity and controlling costs.

MTS manufactures automated packaging machines and related consumables for prescription medications and nutritional supplements. MTS serves approximately 6,000 pharmacies worldwide. MTS also developed the first automated packaging machine to fill and seal medications into medication punch cards and now has a product line that includes more than 20 packaging machines and 50 types of consumable products.

For more information about MTS, please visit www.mts-mt.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the acquisition of MTS and the timing and benefits thereof, the combined company’s, and each respective company’s plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated products and services and other statements that are not historical facts. These forward-looking statements are based on Omnicell’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Omnicell’s ability to complete the acquisition on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions; risks associated with business combination transactions, such as the risk that acquired businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the purchase price in connection with the proposed acquisition and the allocation of such purchase price to the net assets acquired in accordance with applicable accounting rules and methodologies and the possibility that if Omnicell does not achieve the perceived benefits of the proposed acquisition of MTS as rapidly or to the extent anticipated by financial analysts or investors, the market price of Omnicell stock could decline; as well as other risks related Omnicell’s business, and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in Omnicell’s SEC filings and reports, including in the Annual Report on Form 10-K for the year ended

December 31, 2011 filed with the SEC. Omnicell undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP earnings per diluted share, non-GAAP net income, non-GAAP gross profit, and non-GAAP operating expenses. These non-GAAP results should not be considered as an alternative to earnings per diluted share, net income, gross profit and operating expenses, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

1New England Healthcare Institute, Thinking outside the pillbox: A System-wide approach to improving patient medication adherence for chronic disease. Retrieved April 23, 2012 from:  www.nehi.net/publications/44/thinking_outside_the_pillbox_a_systemwide_approach_to_improving_patient_medication_adherence_for_chronic_disease

2Smith D, Compliance Packaging; a patient education tool, American Pharmacy, Vol. NS29, No 2, February 1989

3John Michael O’Brien, PharmD, MPH, Senior Advisor, U.S. Department of Health & Human Services, CMS Innovation Center, Million Hearts, Innovation, and Improving Medication Adherence, Healthcare Compliance Packaging Conference, March 26-27, 2012.

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